Exhibit 99.1
CORRECTION - Allegro MicroSystems Reports Second Quarter of Fiscal Year 2022 Results
--Company Achieves Record Quarterly Revenue and Profitability--
Manchester, NH, October 28, 2021 – In a release issued under the same headline earlier today by Allegro MicroSystems, Inc. (Nasdaq:ALGM), please note that the line item for Unrealized gains on marketable securities was not displayed in the Cash Flows from Operating Activities table, while the totaled line item for Net cash provided by operating activities was and is correct. The corrected release follows:

Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its second quarter of fiscal year 2022 that ended September 24, 2021. The Company’s net sales increased 3% sequentially and 42% over the same period of the prior year to a new quarterly record of $193.6 million. The Company’s successful execution of its strategic manufacturing and product portfolio transformation supported strong gross margins and significant earnings per share growth.
Quarter Highlights:
•Total net sales of $193.6 million exceeded expectations due to strength in industrial and other end markets.
•Automotive net sales of $126.0 million were up 41% year-over-year.
•Record Industrial net sales of $36.3 million were up 68% year-over-year.
•The Company continues to see record backlog and low inventory across the supply chain.
•GAAP gross margin of 53.0% and non-GAAP gross margin of 53.8% contributed to record high profitability.
•GAAP operating income for the quarter increased to $38.6 million, or 19.9% of net sales. Non-GAAP operating income increased to $46.6 million, or 24.1% of net sales, rising 11% sequentially.
•Earnings per share exceeded expectations, with GAAP diluted EPS increasing to $0.17 in Q2 and non-GAAP diluted EPS increasing by 11% sequentially to $0.20.

“Our strong Q2 performance highlights two key differentiators in the Allegro business model - our diversification into high growth markets and our structural transformation to achieve improved gross margins,” said Ravi Vig, President and CEO of Allegro MicroSystems. “We are pleased with the progress in both our top line and our gross margin expansion. Despite temporary COVID-related supply chain disruptions affecting fiscal Q3, supply recovery is already underway giving us confidence in a return to growth in Q4 and confidence in revenue growth of about 28% in fiscal 2022. Based on strong end market positioning, business fundamentals, and design win momentum, we believe we are well positioned to deliver low to mid-teens revenue growth and strong gross margins for fiscal 2023.”
Business Summary and Outlook
Automotive represented 65% of revenue and declined 6% sequentially. Revenue was up 41% year-over year, led by the Company’s strategic focus areas of ADAS and xEV which continue to steadily increase as a percent of automotive revenue.

Industrial end markets represented 19% of revenue and increased 20% sequentially and 68% year over year, reaching a new quarterly high. Revenue increased sequentially across all of the Company’s industrial end markets, including green energy and data center, showcasing the diverse nature of the business.

For the third quarter ending December 24, 2021, the Company expects total net sales to be in the range of $180 million to $185 million. The anticipated sequential decline reflects the impact of COVID-related shutdowns of third-party factories in Malaysia that occurred recently. These factories are back online and, given continued strong demand and record levels of backlog, the Company expects a return to sequential growth in the fourth quarter. Based on accelerating design win momentum, the Company now has confidence in revenue growth in the low to mid-teens for fiscal 2023. Non-GAAP gross margin for the third quarter is expected to remain about flat to the new higher levels, and non-GAAP earnings per diluted share for the same period are expected to be in the range of $0.18.
Allegro has not provided a reconciliation of its third fiscal quarter outlook for non-GAAP gross margin and non-GAAP earnings per diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.
Earnings Webcast
A webcast will be held on Thursday, October 28, 2021 at 8:30 a.m. Eastern time. Ravi Vig, President and Chief Executive Officer and Paul Walsh, Chief Financial Officer, will discuss Allegro’s financial results.
The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected benefits resulting from our acquisition of Voxtel and our expected financial performance for our third fiscal quarter ending December 24, 2021. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; shifts in our product mix or customer mix, which could negatively impact our gross margin; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; any disruptions at our primary third-party wafer fabrication facilities; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; our indebtedness may limit our flexibility to operate our business; the loss of one or more significant end customers; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; the volatility of currency exchange rates; risks related to acquisitions of and investments in new businesses, products or technologies, joint ventures and other strategic transactions; our ability to raise capital to support our growth strategy; our ability to effectively manage our growth and to retain key and highly skilled personnel; changes in tax rates or the adoption of new tax legislation; risks related to litigation, including securities class action litigation; and our ability to accurately estimate market opportunity and growth forecasts; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Net sales	$156,445	$114,138	$309,134	$205,519
Net sales to related party	37,165	22,511	72,618	46,131
Total net sales	193,610	136,649	381,752	251,650
Cost of goods sold	91,078	74,879	185,060	134,179
Gross profit	102,532	61,770	196,692	117,471
Operating expenses:
Research and development	29,590	25,130	59,144	49,510
Selling, general and administrative	34,088	24,238	66,152	51,027
Change in fair value of contingent consideration	300	—	600	—
Total operating expenses	63,978	49,368	125,896	100,537
Operating income	38,554	12,402	70,796	16,934
Other (expense) income:
Interest (expense) income, net	(1,150)	350	(1,495)	663
Foreign currency transaction gain (loss)	202	(1,318)	(52)	(1,186)
Income in earnings of equity investment	226	246	505	458
Other, net	1,534	20	1,582	213
Income before income tax provision	39,366	11,700	71,336	17,082
Income tax provision	6,143	2,082	10,406	2,610
Net income	33,223	9,618	60,930	14,472
Net income attributable to non-controlling interests	37	34	75	68
Net income attributable to Allegro MicroSystems, Inc.	$33,186	$9,584	$60,855	$14,404
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.17	$0.96	$0.32	$1.44
Diluted	$0.17	$0.96	$0.32	$1.44
Weighted average shares outstanding:
Basic	189,673,788	10,000,000	189,629,535	10,000,000
Diluted	191,676,422	10,000,000	191,416,250	10,000,000

Supplemental Schedule of Total Net Sales
The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Six-Month Period Ended		Change
	September 24, 2021	September 25, 2020	Amount	%	September 24, 2021	September 25, 2020	Amount	%
	(Dollars in thousands)
Automotive	$126,031	$89,479	$36,552	40.8%	$259,554	$165,857	$93,697	56.5%
Industrial	36,321	21,650	14,671	67.8%	66,630	42,056	24,574	58.4%
Other	31,258	25,520	5,738	22.5%	55,568	43,737	11,831	27.1%
Total net sales	$193,610	$136,649	$56,961	41.7%	$381,752	$251,650	$130,102	51.7%
Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Six-Month Period Ended
(In thousands)	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Cost of sales	$722	$53	$1,250	$150
Research and development	1,043	32	1,795	53
Selling, general and administrative	4,431	495	7,982	822
Total stock-based compensation	$6,196	$580	$11,027	$1,025
Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Six-Month Period Ended
(In thousands)	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Cost of sales	$273	$105	546	105
Selling, general and administrative	16	9	45	9
Total intangible amortization	$289	$114	$591	$114

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 24, 2021 (Unaudited)	March 26, 2021
Assets
Current assets:
Cash and cash equivalents	$248,579	$197,214
Restricted cash	7,105	6,661
Trade accounts receivable, net of provision for expected credit losses of $176 at September 24, 2021 and allowance for doubtful accounts of $138 at March 26, 2021	73,971	69,500
Trade and other accounts receivable due from related party	23,853	23,832
Accounts receivable - other	1,295	1,516
Inventories	78,042	87,498
Prepaid expenses and other current assets	13,069	18,374
Assets held for sale	—	25,969
Total current assets	445,914	430,564
Property, plant and equipment, net	198,069	192,393
Operating lease right-of-use assets	17,054	—
Deferred income tax assets	20,134	26,972
Goodwill	20,093	20,106
Intangible assets, net	36,131	36,366
Equity investment in related party	27,169	26,664
Other assets, net	38,687	14,613
Total assets	$803,251	$747,678
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$29,158	$35,389
Amounts due to related party	3,686	2,353
Accrued expenses and other current liabilities	52,049	78,932
Current portion of operating lease liabilities	3,523	—
Total current liabilities	88,416	116,674
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	13,793	—
Other long-term liabilities	19,489	19,133
Total liabilities	146,698	160,807
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at September 24, 2021 and March 26, 2021	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 189,702,550 shares issued and outstanding at September 24, 2021; 1,000,000,000 shares authorized, 189,588,161 issued and outstanding at March 26, 2021	1,897	1,896
Additional paid-in capital	604,488	592,170
Retained earnings	64,406	3,551
Accumulated other comprehensive loss	(15,368)	(11,865)
Equity attributable to Allegro MicroSystems, Inc.	655,423	585,752
Non-controlling interests	1,130	1,119
Total stockholders' equity	656,553	586,871
Total liabilities, non-controlling interest and stockholders' equity	$803,251	$747,678

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six-Month Period Ended
	September 24, 2021	September 25, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,930	$14,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,511	24,026
Amortization of deferred financing costs	25	—
Deferred income taxes	(2,246)	1,307
Stock-based compensation	11,027	1,025
(Gain) loss on disposal of assets	(330)	293
Loss on contingent consideration change in fair value	600	—
Provisions for inventory and bad debt	2,869	209
Unrealized gains on marketable securities	(978)	—
Changes in operating assets and liabilities:
Trade accounts receivable	(2,299)	6,196
Accounts receivable - other	181	(1,292)
Inventories	4,415	(8,772)
Prepaid expenses and other assets	(6,761)	(16,725)
Trade accounts payable	(6,188)	2,793
Due to/from related parties	1,312	10,731
Accrued expenses and other current and long-term liabilities	(17,192)	(5,623)
Net cash provided by operating activities	69,876	28,640
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(33,821)	(18,091)
Acquisition of business, net of cash acquired	(12,549)	(8,500)
Proceeds from sales of property, plant and equipment	27,407	282
Investments	(4,334)	—
Contribution of cash balances due to divestiture of subsidiary	—	(16,335)
Net cash used in investing activities	(23,297)	(42,644)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee stock purchase plan	1,291	—
Net cash provided by financing activities	1,291	—
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	3,939	2,480
Net increase in Cash and cash equivalents and Restricted cash	51,809	(11,524)
Cash and cash equivalents and Restricted cash at beginning of period	203,875	219,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$255,684	$208,352
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$197,214	$214,491
Restricted cash at beginning of period	6,661	5,385
Cash and cash equivalents and Restricted cash at beginning of period	$203,875	$219,876
Cash and cash equivalents at end of period	248,579	201,998
Restricted cash at end of period	7,105	6,354
Cash and cash equivalents and Restricted cash at end of period	$255,684	$208,352
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$269	$107
Cash paid for income taxes	$7,993	$6,385
Noncash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(3,183)	$(4,000)
Loans to cover purchase of common stock under employee stock plan	—	171
Changes in fair value of contingent consideration	600	—
Recognition of right of use assets and lease liability upon adoption of new accounting standard	356	—

Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other metrics, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key metrics we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those added back in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
•Voxtel inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.
•PSL and Sanken Distribution Agreement—Represents the elimination of inventory cost amortization and foundry service payment related to one-time costs incurred in connection with the disposition of Polar Semiconductor, LLC (“PSL”) during the fiscal year ended March 26, 2021 (the “PSL Divestiture”).
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards.
•AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of our manufacturing facility in Thailand (the “AMTC Facility”) and transitioning of test and assembly functions to our manufacturing facility in the Philippines (the “AMPI Facility”) announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed in March 2021 and closed on the sale in August 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.
(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments consisting of:
•Additional AMTC-related costs—Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of the net savings expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility was substantially completed in March 2021 and closed on the sale in August 2021.
•Out of period adjustment for depreciation expense of giant magnetoresistance assets (“GMR assets”)—Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.

Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the acquisition of Voxtel in fiscal year 2020, and (ii) one-time transaction-related legal and consulting fees in fiscal 2021.
•Severance—Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force, (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, and (iii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022.

•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
(**) Non-GAAP Operating Income does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:
•Labor savings—Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core (gain) loss on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Foreign currency translation (gain) loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•Income in earnings of equity investment—Represents our equity method investment in PSL.
•Unrealized gains on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.
Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income before Tax Provision excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of Gross Profit

GAAP Gross Profit	$102,532	$94,160	$61,770	$196,692	$117,471

Voxtel inventory impairment	271	2,835	—	3,106	—
PSL and Sanken distribution agreement	—	—	2,815	—	6,198
Stock-based compensation	722	528	53	1,250	150
AMTC Facility consolidation one-time costs	7	137	408	144	952
Amortization of acquisition-related intangible assets	273	273	105	546	105
COVID-19 related expenses	316	343	73	659	73
Total Non-GAAP Adjustments	$1,589	$4,116	$3,454	$5,705	$7,478

Non-GAAP Gross Profit*	$104,121	$98,276	$65,224	$202,397	$124,949
Non-GAAP Gross Margin* (% of net sales)	53.8%	52.2%	47.7%	53.0%	49.7%
*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $2,281 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $—, and $768 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $5,355 for the six months ended September 24, 2021 and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the six months ended September 24, 2021 and September 25, 2020, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of Operating Expenses

GAAP Operating Expenses	$63,978	$61,918	$49,368	$125,896	$100,537

Research and Development Expenses
GAAP Research and Development Expenses	29,590	29,554	25,130	59,144	49,510
Stock-based compensation	1,043	752	32	1,795	53
AMTC Facility consolidation one-time costs	—	2	—	2	—
COVID-19 related expenses	8	6	—	14	—
Non-GAAP Research and Development Expenses	28,539	28,794	25,098	57,333	49,457

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	34,088	32,064	24,238	66,152	51,027
Stock-based compensation	4,431	3,551	495	7,982	822
AMTC Facility consolidation one-time costs	151	324	1,358	475	2,519
Amortization of acquisition-related intangible assets	16	29	9	45	9
COVID-19 related expenses	551	381	398	932	4,398
Transaction fees	6	23	1,871	29	1,988
Severance	—	168	—	168	337
Non-GAAP Selling, General and Administrative Expenses	28,933	27,588	20,107	56,521	40,954

Change in fair value of contingent consideration	300	300	—	600	—

Total Non-GAAP Adjustments	6,506	5,536	4,163	12,042	10,126

Non-GAAP operating expenses *	$57,472	$56,382	$45,205	$113,854	$90,411
*Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $380 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $704 for the six months ended September 24, 2021 and September 25, 2020, respectively, and labor savings costs of $— and $109 for the six months ended September 24, 2021 and September 25, 2020, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of Operating Income

GAAP Operating Income	$38,554	$32,242	$12,402	$70,796	$16,934

Voxtel inventory impairment	271	2,835	—	3,106	—
PSL and Sanken distribution agreement	—	—	2,815	—	6,198
Stock-based compensation	6,196	4,831	580	11,027	1,025
AMTC Facility consolidation one-time costs	158	463	1,766	621	3,471
Amortization of acquisition-related intangible assets	289	302	114	591	114
COVID-19 related expenses	875	730	471	1,605	4,471
Change in fair value of contingent consideration	300	300	—	600	—
Transaction fees	6	23	1,871	29	1,988
Severance	—	168	—	168	337
Total Non-GAAP Adjustments	$8,095	$9,652	$7,617	$17,747	$17,604

Non-GAAP Operating Income*	$46,649	$41,894	$20,019	$88,543	$34,538
Non-GAAP Operating Margin* (% of net sales)	24.1%	22.3%	14.6%	23.2%	13.7%
*Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $2,330 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $—, and $768 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $5,728 for the six months ended September 24, 2021 and September 25, 2020, respectively, labor savings costs of $— and $109 for the six months ended September 24, 2021 and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the six months ended September 24, 2021 and September 25, 2020, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$33,223	$27,707	$9,618	$60,930	$14,472

Interest expense (income), net	1,150	345	(350)	1,495	(663)
Income tax provision	6,143	4,263	2,082	10,406	2,610
Depreciation & amortization	12,339	12,172	12,487	24,511	24,026
EBITDA	$52,855	$44,487	$23,837	$97,342	$40,445

Non-core (gain) loss on sale of equipment	(296)	(35)	331	(331)	293
Voxtel inventory impairment	271	2,835	—	3,106	—
Foreign currency translation (gain) loss	(202)	254	1,318	52	1,186
Income in earnings of equity investment	(226)	(279)	(246)	(505)	(458)
Unrealized gains on investments	(978)	—	—	(978)	—
Stock-based compensation	6,196	4,831	580	11,027	1,025
AMTC Facility consolidation one-time costs	158	463	1,766	621	3,471
COVID-19 related expenses	875	730	471	1,605	4,471
Change in fair value of contingent consideration	300	300	—	600	—
Transaction fees	6	23	1,871	29	1,988
Severance	—	168	—	168	337
PSL and Sanken distribution agreement	—	—	2,815	—	6,198
Adjusted EBITDA*	$58,959	$53,777	$32,743	$112,736	$58,956
Adjusted EBITDA Margin* (% of net sales)	30.5%	28.6%	24.0%	29.5%	23.4%
*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $2,330 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $5,728 for the six months ended September 24, 2021 and September 25, 2020, respectively, and labor savings costs of $— and $109 for the six months ended September 24, 2021 and September 25, 2020, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of Income before Tax Provision

GAAP Income before Tax Provision	$39,366	$31,970	$11,700	$71,336	$17,082

Non-core (gain) loss on sale of equipment	(296)	(35)	331	(331)	293
Voxtel inventory impairment	271	2,835	—	3,106	—
Foreign currency translation (gain) loss	(202)	254	1,318	52	1,186
Income in earnings of equity investment	(226)	(279)	(246)	(505)	(458)
Unrealized gains on investments	(978)	—	—	(978)	—
PSL and Sanken distribution agreement	—	—	2,815	—	6,198
Stock-based compensation	6,196	4,831	580	11,027	1,025
AMTC Facility consolidation one-time costs	158	463	1,766	621	3,471
Amortization of acquisition-related intangible assets	289	302	114	591	114
COVID-19 related expenses	875	730	471	1,605	4,471
Change in fair value of contingent consideration	300	300	—	600	—
Transaction fees	6	23	1,871	29	1,988
Severance	—	168	—	168	337
Total Non-GAAP Adjustments	$6,393	$9,592	$9,020	$15,985	$18,625

Non-GAAP Profit before Tax*	$45,759	$41,562	$20,720	$87,321	$35,707
*Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $2,661 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $—, and $768 for the three months ended September 24, 2021 and September 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $6,059 for the six months ended September 24, 2021 and September 25, 2020, respectively, labor savings costs of $— and $109 for the six months ended September 24, 2021 and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the six months ended September 24, 2021 and September 25, 2020, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of Income Tax Provision

GAAP Income Tax Provision	$6,143	$4,263	$2,082	$10,406	$2,610
GAAP effective tax rate	15.6%	13.3%	17.8%	14.6%	15.3%

Tax effect of adjustments to GAAP results	946	2,091	859	3,037	2,667

Non-GAAP Provision for Income Taxes *	$7,089	$6,354	$2,941	$13,443	$5,277
Non-GAAP effective tax rate	15.5%	15.3%	14.2%	15.4%	14.8%
*Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs and labor savings costs. The related tax effect of those adjustments to GAAP results were $—, $— and $768 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and $— and $1,554 for the six months ended September 24, 2021 and September 25, 2020, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 24, 2021	June 25, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(Dollars in thousands)
Reconciliation of Net Income

GAAP Net Income	$33,223	$27,707	$9,618	$60,930	$14,472
GAAP Basic Earnings per Share	$0.18	$0.15	$0.96	$0.32	$1.45
GAAP Diluted Earnings per Share	$0.17	$0.14	$0.96	$0.32	$1.45

Non-core (gain) loss on sale of equipment	(296)	(35)	331	(331)	293
Voxtel inventory impairment	271	2,835	—	3,106	—
Foreign currency translation (gain) loss	(202)	254	1,318	52	1,186
Income in earnings of equity investment	(226)	(279)	(246)	(505)	(458)
Unrealized gains on investments	(978)	—	—	(978)	—
PSL and Sanken distribution agreement	—	—	2,815	—	6,198
Stock-based compensation	6,196	4,831	580	11,027	1,025
AMTC Facility consolidation one-time costs	158	463	1,766	621	3,471
Amortization of acquisition-related intangible assets	289	302	114	591	114
COVID-19 related expenses	875	730	471	1,605	4,471
Change in fair value of contingent consideration	300	300	—	600	—
Transaction fees	6	23	1,871	29	1,988
Severance	—	168	—	168	337
Tax effect of adjustments to GAAP results	(946)	(2,091)	(859)	(3,037)	(2,667)

Non-GAAP Net Income*	$38,670	$35,208	$17,779	$73,878	$30,430
Basic weighted average common shares	189,673,788	189,585,381	10,000,000	189,629,535	10,000,000
Diluted weighted average common shares	191,676,422	191,163,074	10,000,000	191,416,250	10,000,000
Non-GAAP Basic Earnings per Share	0.20	0.19	1.78	0.39	3.04
Non-GAAP Diluted Earnings per Share	0.20	0.18	1.78	0.39	3.04
*Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $2,661 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $—, and $768 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $6,059 for the six months ended September 24, 2021 and September 25, 2020, respectively, labor savings costs of $— and $109 for the six months ended September 24, 2021 and September 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the six months ended September 24, 2021 and September 25, 2020, respectively, and (iii) the related tax effect of adjustments to GAAP results $—, $—, and $768 for the three months ended September 24, 2021, June 25, 2021, and September 25, 2020, respectively, and $— and $1,554 for the six months ended September 24, 2021 and September 25, 2020, respectively.

Investor Contact:
Katherine Blye
Investor Relations
Phone: (603) 626-2306
kblye@ALLEGROMICRO.com